Exhibit 23.1

KPMG LLP
Suite 500
501 Riverside Avenue
Jacksonville, FL 32202
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 13, 2025, with respect to the consolidated financial statements of Fidelity National Information Services, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Jacksonville, Florida
June 20, 2025